EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated May 18, 2007 attached to the audited financial statements of i-Level Media Systems Limited for the years ended December 31, 2005 and 2006 which is included in the Registration Statement on Form SB-2 and related Prospectus of i-Level Media Group Incorporated for the registration of shares of its common stock.

BKR Lew & Barr Limited

/s/ BKR Lew & Barr Limited

Victor Robert Lew
Director
Hong Kong, Special Administrative Region
People's Republic of China

July 5, 2007